                                                                 EXHIBIT 4.05.01


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                  This Amended and Restated REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 16, 2002, amends and restates the Registration Rights Agreement dated as of December 7, 2001, by and among CSK Auto Corporation, a Delaware corporation, with headquarters located at 645 E. Missouri Avenue, Phoenix, Arizona 85012 (the "Company"), and the undersigned buyers (each, a "Buyer" and collectively, the "Buyers").

                  WHEREAS:

                  A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated December 7, 2001, as amended by Amendment No. 1 to Securities Purchase Agreement of even date herewith (collectively, the "Securities Purchase Agreement"), the Company agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers an aggregate of (i) $50,000,000 of the Company's 7% Convertible Debentures, plus such additional amount as may be added to such principal amount pursuant to the second paragraph thereof (the "Convertible Debentures"), which will be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares") and (ii) the Company's Make-Whole Warrants (the "Warrants") to purchase shares of Common Stock (as exercised, the "Warrant Shares"), or, if required by the Securities Purchase Agreement, to issue the Break-Up Shares (as defined in the Securities Purchase Agreement;

                  B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws; and

                  C. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

                  1. Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                           a. "Business Day" means any day other than Saturday,
Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           b. "Investor" means a Buyer, any transferee or
assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                           c. "Make-Whole Securities" means (i) the Warrant
Shares issued or issuable upon exercise of the Warrants; (ii) any shares issued or issuable upon a conversion of the Convertible Debentures on the Make-Whole Date (as defined in the Convertible Debentures) less the number of shares issuable upon conversion of the Convertible Debentures immediately prior to the Make-Whole Date (such difference, the "Adjustment Shares") and (iii) any shares of capital stock issued or issuable with respect to the Warrants, the Warrant Shares, or the Adjustment Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

                           d. "Person" means an individual, a limited liability
company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

                           e. "register," "registered," and "registration" refer
to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                           f. "Registrable Securities" means (i) the Conversion
Shares issued or issuable upon conversion of the Convertible Debentures at the Standard Conversion Price (as defined in the Convertible Debentures) prior to any adjustment that may be made to the Standard Conversion Price pursuant to
Section 6(j) of the Convertible Debentures, (ii) the Interest Shares (as defined in the Convertible Debentures) issued or issuable, (iii) the Break-Up Shares, if any, issued and (iv) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Convertible Debentures, the Interest Shares, or the Break-Up Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Convertible Debentures. Solely for purposes of the definition of "Registrable Securities" incorporated by reference in Section 7(c) of the Warrants, Registrable Securities shall also mean and include Make-Whole Securities

                           g. "Registration Statement" means each registration
statement or registration statements of the Company filed under the 1933 Act covering the resale of Registrable Securities or Make-Whole Securities, as the case may be.

                  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                  2. Registration.

                           a. Mandatory Registrations.

                           (i) The Company shall prepare, and, as soon as
practicable but in no event later than thirty (30) days after the earlier of (A) the Closing Date (as defined in the Securities Purchase Agreement) or (B) the Closing Deadline (as defined in the Securities Purchase Agreement) (the "Closing Filing Deadline"), file with the SEC a Registration Statement or Registration Statements (as provided for below in this Section 2(a)(i)) on Form S-3 covering the resale of all of the Registrable Securities (other than the Break-Up Shares) if a closing has occurred on or prior to the Closing Deadline or the Break-Up Shares if such closing has not occurred. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement referenced above shall register for resale (X) at least 8.3 million shares of Common Stock if a closing has occurred on or prior to the Closing Deadline or (Y) if Break-Up Shares are issued, the number of Break-Up Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, on or before the date which is one hundred twenty (120) days after the Closing Filing Deadline (the "Closing Effectiveness Deadline"). To the extent that a closing occurs during the Post-Closing Participation Period (as defined in the Securities Purchase Agreement) and the Registration Statement filed with respect to the Closing Filing Deadline has not yet been declared effective by the SEC, the Company shall amend such Registration Statement to include the Convertible Debentures and Warrants be issued during the Post-Closing Participation Period and at least 125% of the number of shares then issuable upon conversion of such Convertible Debentures and exercise of such Warrants assuming a conversion price or exercise price, as applicable, of 62.5% of the Standard Conversion Price in effect at the time of issuance (the "Post-Closing Securities"). To the extent that a closing occurs during the Post-Closing Participation Period and the Registration Statement filed with respect to the Closing Filing Deadline has already been declared effective by the SEC without inclusion of the Post-Closing Securities, the Company shall file a new Registration Statement on Form S-3 covering the resale of all such securities within thirty (30) days following such closing (the "Post-Closing Filing Deadline" and collectively with the Closing Filing Deadline and the "Make-Whole Filing Deadline" (defined below), the "Filing Deadlines"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, on or before the date which is one hundred twenty
(120) days after the Post-Closing Filing Deadline (the "Post-Closing Security Effectiveness Deadline" and collectively with the Closing Effectiveness Deadline and the "Make-Whole Securities Effectiveness Deadline" (defined below), the "Effectiveness Deadlines").

                           ii. In the event that on the Make-Whole Date, either
(A) the Company issues any Warrant Shares upon the exercise of the Warrants, or
(B) all of the Convertible Debentures have not been converted, and the Standard Conversion Price (as defined in the Convertible Debenture) of the then-outstanding Convertible Debentures is adjusted at such time pursuant to
Section 6(j) of the Convertible Debenture, the Company shall prepare and within two

Business Days of the Make-Whole Date (the "Make-Whole Filing Deadline") file with the SEC, a Registration Statement or Registration Statements on Form S-3 covering the resale of all of the Make-Whole Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of
Section 2(d). The Company shall use its best efforts to have this Registration Statement declared effective by the SEC as soon as practicable, on or before the date which is one hundred twenty (120) days after the Make-Whole Filing Deadline (the "Make-Whole Securities Effectiveness Deadline"). The Company shall have no obligation to prepare or file a Registration Statement covering the resale of any Make-Whole Securities in the event that no Make-Whole Securities are issued or issuable on the Make-Whole Date.

                           b. Allocation of Registrable Securities. The initial
number of Registrable Securities or Make-Whole Securities included in any Registration Statement and each increase in the number of Registrable Securities or Make-Whole Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities or Make-Whole Securities, as the case may be, held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or Make-Whole Securities or increase thereof is declared effective by the SEC. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities or Make-Whole Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities or Make-Whole Securities then held by such Investors which are covered by such Registration Statement. Without the prior written consent of Buyers holding at least 75% of the Registrable Securities and LBI Group Inc and its affiliates ("Lehman") for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures), the Company shall not (i) include on any Registration Statement required to be filed pursuant to
Section 2(a)(i) any securities other than (A) Registrable Securities and (B) securities held by Oppenheimer Capital Fund ("Oppenheimer") and subject to the Registration Rights Agreement dated August 14, 2001 between the Company and Oppenheimer, or (ii) file any registration statement with the SEC (other than a registration statement on Form S-8 or Form S-4 or any successor form to such forms or a registration statement required under the registration rights agreement entered into in connection with the Company's Senior Notes issued on or about the Closing Date) prior to the date on which the Registration Statement required to be filed pursuant to Section 2(a)(i) is declared to be effective; or
(iii) include on any Registration Statement required to be filed pursuant to
Section 2(a)(ii) any securities other than Make-Whole Securities; or (iv) if the Company is required to file a Registration Statement pursuant to Section 2(a)(ii), file any Registration Statement with the SEC (other than a registration statement on Form S-8 or Form S-4 or any successor form to such forms or a registration statement required under the registration rights agreement entered into in connection with the Company's Senior Notes issued on or about the Closing Date) between the Make-Whole Date and the date on which any Registration Statement filed pursuant to Section 2(a)(ii) is declared to be effective.

                           c. Legal Counsel. Subject to Section 5 hereof, the
Buyers shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Fried, Frank, Harris, Shriver & Jacobson or such other counsel as thereafter designated by the holders of at least 75% of the Registrable Securities and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                           d. Ineligibility for Form S-3. In the event that Form
S-3 is not available for the registration of the resale of Registrable Securities or Make-Whole Securities hereunder, the Company shall (i) register the resale of the Registrable Securities or the Make-Whole Securities, as the case may be, on another appropriate form unless holders of at least 25% of the Registrable Securities or the Make-Whole Securities, as the case may be, or Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures) reasonably object and (ii) undertake to register the Registrable Securities or the Make-Whole Securities, as the case may be, on Form S-3 as soon as such form is available, provided that, subject to Section 3(r), the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities or the Make-Whole Securities, as the case may be, has been declared effective by the SEC.

                           e. Sufficient Number of Shares Registered. In the
event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities or Make-Whole Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities or Make-Whole Securities pursuant to Section 2(b), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to register at least 150% of the number of such Registrable Securities or Make-Whole Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities or Make-Whole Securities " if at any time the number of Registrable Securities or Make-Whole Securities covered by such Registration Statement is less than 120% of the total number of shares of Common Stock then constituting Registrable Securities or Make-Whole Securities, as the case may be (excluding in each case such shares no longer owned by the Buyers). The calculation set forth in the foregoing sentence (i) shall be made without regard to any limitations on the conversion of the Convertible Debentures or the exercise of the Warrants, (ii) shall assume that the Convertible Debentures and the Warrants are then convertible into shares of Common Stock, (iii) shall include a number of Interest Shares equal to the number that would be issuable in respect of interest payments during a period of one year on the initial outstanding principal amount of the Convertible Debentures and (iv) shall assume no redemptions of the Convertible Debentures prior to the scheduled maturity date. The foregoing calculations shall further assume that the Registrable Securities and Make-Whole Securities are issuable at the then prevailing Conversion Price (as defined in the Convertible

Debentures), Interest Share Conversion Rate (as defined in the Convertible Debentures), or Warrant Exercise Price (as defined in the Warrants), as applicable.

                           f. Effect of Failure to File and Obtain and Maintain
Effectiveness of Registration Statement. If (i) a Registration Statement required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities or Make-Whole Securities, as the case may be, required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock), then, as relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or equity), the Company shall pay to each holder of Convertible Debentures or Warrants relating to such Registration Statement an amount equal to the product of (i) the Outstanding Principal Amount (as such term is defined in the Convertible Debentures (which definition, for purposes of clarification, is not impacted by a conversion or partial redemption of the Convertible Debentures)) multiplied by (ii) the product of (I) 0.0005 multiplied by (II) the sum of (x) the number of days after the applicable Filing Deadline that the Registration Statement is not filed with the SEC, plus (y) the number of days after the applicable Effectiveness Deadline that the Registration Statement is not declared effective by the SEC, plus (z) the number of days after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Registrable Securities or Make-Whole Securities, as the case may be, required to be included on such Registration Statement. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid in the form of Common Stock on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. The number of shares of Common Stock to be issued for any Registration Delay Payment shall be the amount of such Registration Delay Payment divided by the average Closing Sale Price (as defined in the Debentures) of the Common Stock for the five (5) trading days immediately preceding the date of payment. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

                           (g) Incidental Registration.

                           (i) Right to Include Registrable Securities or
Make-Whole Securities. If, at any time or from time to time (A) prior to the effectiveness of a Registration Statement filed pursuant to Section 2(a)(i) or during the suspension thereof other than an Allowable Grace Period, or (B) in the event the Company files a Registration Statement pursuant to Section 2(a)(ii), prior to the effectiveness of such a Registration Statement, or during the suspension thereof other than an Allowable Grace Period, the Company proposes to register any of its securities under the 1933 Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or a registration statement required under the registration rights agreement entered into in connection with the Senior Notes issued on or about the Closing Date and other than pursuant to
Section 2) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least thirty (30) days prior to the effectiveness of such proposed registration) to all holders of Registrable Securities or Make-Whole Securities, as applicable, of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, if known, the class and number of securities proposed to be registered and the distribution arrangements) and of such holders' right to participate in such registration under this Section 2(g) as hereinafter provided. Subject to the other provisions of this paragraph
(i) and paragraph (ii), upon the written request of any holder of Registrable Securities or Make-Whole Securities, as applicable, made within ten (10) days after the receipt of such written notice (which request shall specify the amount of Registrable Securities or Make-Whole Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the 1933 Act of all Registrable Securities or Make-Whole Securities, as applicable, requested by the holders thereof to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities or Make-Whole Securities so to be registered, by inclusion of such Registrable Securities or Make-Whole Securities in the registration statement which covers the securities which the Company proposes to register (the "Incidental Registration Statement"). If an Incidental Registration involves an underwritten public offering, promptly upon notification to the Company from the underwriter of the price at which such securities are to be sold, the Company shall so advise each participating holder of Registrable Securities or Make-Whole Securities, as the case may be. The holders of Registrable Securities or Make-Whole Securities requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

                  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities or Warrant Shares, as applicable, and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities or Make-Whole Securities in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith), without prejudice, however, to the rights of holders to cause such registration to be effected as a registration under Section 2, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities or Make-Whole Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond one hundred twenty (120) days from the date the Company received a request to include Registrable Securities or Make-Whole Securities in such Incidental Registration, then the Company shall again give all holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2(g) which the Company is obligated to effect.

                  The registration rights granted pursuant to the provisions of this Section 2(g) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

                           (ii) Priority in Incidental Registration. If an
Incidental Registration involves an underwritten public offering (on a firm commitment basis), and the sole or the lead managing underwriter, as the case may be, of such underwritten public offering shall advise the Company in writing (with a copy to each holder of Registrable Securities or Make-Whole Securities requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities or Make-Whole Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the Registrable Securities or Make-Whole Securities, as the case may be, requested to be included in such registration by the holders, allocated pro rata in proportion to the number of such Registrable Securities or Make-Whole Securities requested to be included in such registration by each of them, (B) second, the securities that the Company proposes to register for its own account, and (C) third, other securities of the Company to be registered on behalf of any other Person, (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, the Registrable Securities or Make-Whole Securities requested to be included in such registration by the holders thereof and other securities of the company to be registered on behalf of any other Person, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and (C) third, the securities that the Company proposes to register for its own account In the event the Company will not, in accordance with the terms of this Section 2(g)(ii), include in any registration hereunder all of the securities of any holder requested to be included in such registration, and any such holder determines not to include any or all of its securities in such registration, then the holders not so reducing shall be entitled to a corresponding increase in the amount of securities to be included in such registration.

                  3. Related Obligations.

                  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d), 2(e) or 2(g) (subject to the second paragraph of clause 2(g)(i)), the Company will use its best efforts to effect the registration of the Registrable Securities or Make-Whole Securities, as the case may be, in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities, and if necessary following the Make-Whole Date, a Registration Statement with respect to the Make-Whole Securities. In either case, the Company must make any such filings on or prior to the applicable Filing Deadline, and must use its best efforts to cause such Registration Statement relating to the Registrable Securities or Make-Whole Securities required to be covered thereby to become effective as soon as practicable after such filing, on or before the applicable Effectiveness Deadline. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities or Make-Whole Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities or Make-Whole Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and the approval of Legal Counsel pursuant to Section 3(c), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

                  b. Subject to Section 3(r), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities or Make-Whole Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities or Make-Whole Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                  c. The Company shall (A) permit Legal Counsel to review and comment upon (i) each initial Registration Statement relating to the Registrable Securities or the Make-Whole Securities at least five (5) Business Days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement under Sections 2(a), (d) or (e) or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, and if requested by such Legal Counsel, all documents incorporated therein by reference and all exhibits and
(iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

                  d. The Company shall furnish to each Investor whose Registrable Securities or Make-Whole Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules and if requested by an Investor, all documents incorporated therein by reference all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities or Make-Whole Securities, as the case may be, owned by such Investor.

                  e. Subject to Section 3(r), the Company shall use its reasonable best efforts, if reasonably requested by an Investor in writing, to
(i) register and qualify, unless an exemption from registration and qualification applies, the resale by such Investor of the Registrable Securities or Make-Whole Securities covered by any Registration Statement under such other securities or "blue sky" laws of applicable jurisdictions in the United States,
(ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary to qualify such Registrable Securities or Make-Whole Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities or Make-Whole Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities or Make-Whole Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  g. Subject to Section 3(r), the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities or Make-Whole Securities for sale in any applicable jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify Legal Counsel and each Investor who holds Registrable Securities or Make-Whole Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  h. At the reasonable request of any Investor in connection with an underwritten public offering of any Registrable Securities or Make-Whole Securities, as the case may be, by such Investor, the Company shall furnish to each underwriter in such underwritten public offering with a copy to each requesting Investor, on such date as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such underwriters.

                  i. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records") at the offices where normally kept, during normal business hours, as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities or Make-Whole Securities, as the case may be, in a manner which is otherwise consistent with applicable laws and regulations.

                  j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  k. The Company shall use its best efforts either to (i) cause all the Registrable Securities or Make-Whole Securities, as the case may be, covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities or Make-Whole Securities is then permitted under the rules of such exchange, or (ii) if securities of the same class or series issued by the Company are then quoted on the Nasdaq National Market, list all of the Registrable Securities or Make-Whole Securities, as the case may be, covered by the Registration Statement on the Nasdaq National Market if the listing of such Registrable Securities or Make-Whole Securities is then permitted under the rules of the National Association of Securities Dealers, Inc. ("NASD"), or (iii) if securities of the same class or series issued by the Company are not listed on any exchange or on the Nasdaq National Market, the Company shall use its best efforts to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities or Make-Whole Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Securities or Make-Whole Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

                  l. The Company shall cooperate with the Investors who hold Registrable Securities or Make-Whole Securities, as the case may be, being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities or Make-Whole Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                  m. If requested by an Investor, the Company shall as soon as practicable incorporate in a prospectus supplement or post-effective amendment by filing such prospectus supplement or post-effective amendment or by supplementing or making amendments to any Registration Statement such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities or Make-Whole Securities, as the case may be, including, without limitation, information with respect to the number of Registrable Securities or Make-Whole Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities or Make-Whole Securities to be sold in such offering.

                  n. The Company shall use its reasonable best efforts to cause the Registrable Securities or Make-Whole Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities or Make-Whole Securities.

                  o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

                  p. The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                  q. Within two (2) Business Days after a Registration Statement which covers Registrable Securities or Make-Whole Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities or Make-Whole Securities (with copies to the Investors whose Registrable Securities or Make-Whole Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

                  r. Notwithstanding anything to the contrary herein, at any time after any Registration Statement has been declared effective by the SEC, the Company may (i) suspend the use of such Registration Statement if an event occurs and is continuing as a result of which the Registration Statement would, in the good faith opinion of the Board of Directors of the Company and its counsel, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and of counsel to the Company, in the best interests of the Company (clauses (i) and (ii) together, a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of such event or of such material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that during any three hundred sixty five (365) day period no more than two such Grace Periods shall be permitted and such Grace Periods shall not exceed an aggregate of forty-five (45) days (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Each Holder agrees, if timely requested by the Company in writing in an underwritten sale of securities of the Company, not to make any public sale or distribution under the 1933 Act of any Registrable Securities or Make-Whole Securities (except as part of such registration), during the time period reasonably requested by the sole or lead managing underwriter not to exceed ninety (90) days (the "Black-out Period"); provided, that all officers and directors of the Company and beneficial owners of 1% or more of the Company's Common Stock are bound by the same restriction and no such officer, director or owner is treated more favorably than any holder of Registrable Securities or Make-Whole Securities with respect to said lock-up. Notwithstanding the foregoing, in no event shall all Grace Periods and/or Black-out Periods in any three hundred sixty five (365) day period exceed a total of ninety (90) days.

                  4. Obligations Of The Investors.

                           a. On or before the later to occur of two (2)
Business Days following the Company's receipt of an Investor's written request to have its Registrable Securities or Make-Whole Securities, as the case may be, included in a Registration Statement pursuant to this Agreement in accordance with section 2(g)(i) and seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each such requesting Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities or Make-Whole Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to any Registrable Securities or Make-Whole Securities, as the case may be, of a particular Investor that such Investor shall furnish to the Company at least three (3) Business Days prior to the anticipated filing date such information regarding itself, the Registrable Securities or Make-Whole Securities held by it and the intended method of disposition of such Registrable Securities or Make-Whole Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities or Make-Whole Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                           b. Each Investor, by such Investor's acceptance of
any Registrable Securities or Make-Whole Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities or Make-Whole Securities, as the case may be, from such Registration Statement.

                           c. Each Investor agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in the first sentence of Section 3(f) or Section 3(g), such Investor will immediately discontinue disposition of Registrable Securities or Make-Whole Securities pursuant to any Registration Statement(s) covering such Registrable Securities or Make-Whole Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of
Section 3(f) or receipt of notice that no supplement or amendment is required or, in the case of Section 3(g), the withdrawal of such stop order or other suspension. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities or Make-Whole Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

                  5. Expenses Of Registration.

                  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the

Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $25,000. In addition, the Company shall pay all of the Investors' reasonable costs (including legal fees) incurred in connection with the successful enforcement of the Investors' rights hereunder.

                  6. Indemnification.

                  In the event any Registrable Securities or Make-Whole Securities are included in a Registration Statement under this Agreement:

                           a. To the fullest extent permitted by law, the
Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities or Make-Whole Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of any Registrable Securities or Make-Whole Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities or Make-Whole Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities or Make-Whole Securities by the Investors pursuant to
Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Claims or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities or Make-Whole Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities or Make-Whole Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least 75% in interest of the Registrable Securities or Make-Whole Securities, as the case may be, included in the Registration Statement to which the Claim relates and, if Lehman is one of such Investors, Lehman for so long as Lehman holds not less than $10 million in principal amount of Debentures (or shares of Common Stock attributable to such Debentures). The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                  7. Contribution.

                  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no person involved in the sale of Registrable Securities or Make-Whole Securities, which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall, be entitled to contribution from any person involved in such sale of Registrable Securities or Make-Whole Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution or contributions by any seller of Registrable Securities or Make-Whole Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities or Make-Whole Securities pursuant to such Registration Statement.

                  8. Reports Under The 1934 Act.

                     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees during the Registration Period to:

                           a. make and keep public information available, as
those terms are understood and defined in Rule 144;

                           b. file with the SEC in a timely manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                           c. furnish to each Investor so long as such Investor

owns Registrable Securities or Make-Whole Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  9. Assignment of Registration Rights.

                  The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities or Make-Whole Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, evidenced by signing a signature page to this Agreement in its then current form; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

                  10. Amendment of Registration Rights.

                  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Investors who then hold at least 75% of either the Registrable Securities or Make-Whole Securities, and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures), determined as if all of the Convertible Debentures held by Investors then outstanding have been converted into Registrable Securities or Make-Whole Securities, and all Warrants then outstanding have been exercised for Make-Whole Securities without regard to any limitations on conversion of the Convertible Debentures or on exercise of the Warrants. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of each of the Registrable Securities or Make-Whole Securities, as applicable, unless such amendment is not adverse to the remaining holders. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement. Notwithstanding any other provision in this Agreement, at the election of the Company on or prior to Closing Date, this Agreement shall be amended to add one or more parties as parties hereto that may be added as parties to the Securities Purchase Agreement.

                  11. Miscellaneous.

                  a. A Person is deemed to be a holder of Registrable Securities or Make-Whole Securities whenever such Person owns or is deemed to own of record such Registrable Securities or Make-Whole Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities or Make-Whole Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities or Make-Whole Securities.

                  b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:
                           CSK Auto Corporation
                           645 E. Missouri Avenue, Suite 400
                           Phoenix, Arizona 85012
                           Telephone: (602)265-9200
                           Facsimile:  (602) 234-1065
                           Attention:  Don Watson

                  With a copy to:
                           Gibson Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, CA 90071
                           Telephone:           (213) 229-7000
                           Facsimile:           (213) 229-7520
                           Attention:Jeffrey Hudson

                  If to Legal Counsel:

                          Fried, Frank, Harris, Shriver & Jacobson
                          One New York Plaza
                          New York, New York 10004
                          Telephone:  (212) 859-8586
                          Facsimile:  (212) 859-4000
                          Attention:  David C. Golay, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  e. The Transaction Documents (as defined in the Securities Purchase Agreement) and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least 75% of either the Registrable Securities or Make-Whole Securities and Lehman for so long as Lehman holds not less than $10 million in principal amount of Convertible Debentures (or shares of Common Stock attributable to conversion of such Convertible Debentures), determined as if all of the Convertible Debentures held by Investors then outstanding have been converted into Registrable Securities or Make-Whole Securities, and all Warrants then outstanding have been exercised for Make-Whole Securities without regard to any limitations on conversion of the Convertible Debentures or on exercise of the Warrants.

                  k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                   * * * * * *

           IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


COMPANY:                                BUYERS:

CSK AUTO CORPORATION                    LB I GROUP INC.


By:   /s/ Martin Fraser                 By:   /s/ Kevin R. Genirs
   ---------------------------------       ------------------------------------
   Name:  Martin Fraser                    Name:  Kevin R. Genirs
   Title: President and                    Title: Vice President
          Chief Operating Officer




      SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Additional Buyers Signature Page to Amended and Restated Registration Rights Agreement



                                         INVESTCORP CSK HOLDINGS L.P.



                                         By:   /s/ Ebrahim H. Ebrahim
                                            -----------------------------------
                                            Name:  Ebrahim H. Ebrahim
                                            Title: Authorized Representative





SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (continued)

                               SCHEDULE OF BUYERS

                                         Investor Address                    Investor's Representative's Address
           Investor                     and Facsimile Number                         and Facsimile Number
           --------                     --------------------                         --------------------
LBI Group Inc.                  LBI Group Inc.                               LBI Group Inc.
                                745 7th Avenue                               745 7th Avenue
                                                                             NY, NY 10019
                                NY, NY 10019                                 fax: (646)-758-5202
                                Fax: (646)-758-5202                          phone: (212)-526-2614
                                Attention: Kevin Genirs, LBI Group Inc.      Attention: Kevin Genirs, LBI Group Inc.

Investcorp CSK Holdings L.P.    Investcorp Bank E.C.                         Investcorp Bank E.C.
                                Investcorp House                             Investcorp House
                                P.O. Box 5340                                P.O. Box 5340
                                Manama, Bahrain                              Manama, Bahrain
                                Fax:  011-973-536-541                        Fax:  011-973-536-541
                                Attention:  Gary S. Long                     Attention:  Gary S. Long

                                                                       EXHIBIT A


                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Transfer Agent]
Attn:

         Re:      CSK Auto Corporation

Ladies and Gentlemen:

                  We are counsel to CSK Auto Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders or their assignees shares of its 7% Convertible Debentures, (the "Convertible Debentures") convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") and warrants exercisable for shares of its Common Stock (the "Warrants"). Pursuant to the Purchase Agreement, the Company also has entered into an Amended and Restated Registration Rights Agreement with the Holders or their assignees (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register under the Securities Act of 1933, as amended (the "1933 Act") the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Convertible Debentures, and the Make-Whole Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issued upon exercise of the Warrants. In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the [Registrable Securities] [the Make-Whole Securities] which names each of the Holders or their assignees as a selling stockholder thereunder.

                  In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the [Registrable Securities][Make-Whole Securities] are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                Very truly yours,

                                                [ISSUER'S COUNSEL]

                                                By:
                                                   -----------------------------


CC:      [LIST NAMES OF HOLDERS or ASSIGNEES]

                                 INDEX OF TERMS

                                                                            Page
                                                                            ----
1933 Act ................................................................      1
1934 Act ................................................................      8
Agreement ...............................................................      1
Allowable Grace Period ..................................................     13
Best efforts ............................................................      8
Black-out Period ........................................................     13
Blue Sky Filing .........................................................     15
Business Day ............................................................      1
Buyer ...................................................................      1
Claims ..................................................................     14
Closing Effectiveness Deadline ..........................................      3
Closing Filing Deadline .................................................      2
Common Stock ............................................................      1
Company .................................................................      1
Conversion Shares .......................................................      1
Convertible Debentures ..................................................      1
Effectiveness Deadlines .................................................      3
Filing Deadlines ........................................................      3
Grace Period ............................................................     12
Incidental Registration .................................................      6
Incidental Registration Statement .......................................      6
Indemnified Damages .....................................................     14
Indemnified Party .......................................................     15
Indemnified Person ......................................................     14
Inspectors ..............................................................     10
Interest Shares .........................................................      2
Investor ................................................................      2
Legal Counsel ...........................................................      4
Lehman ..................................................................      3
Make-Whole Filing Deadline ..............................................      3
Make-Whole Securities ...................................................      2
Make-Whole Securities Effectiveness Deadline ............................      3
NASD ....................................................................     11
Oppenheimer .............................................................      3
Person ..................................................................      2
Post-Closing Filing Deadline ............................................      3
Post-Closing Securities .................................................      3
Post-Closing Security Effectiveness Deadline ............................      3
Records .................................................................     10
Register ................................................................      2
Registrable Securities ..................................................      2

Registration Delay Payments .............................................      5
Registration Period .....................................................      8
Registration Statement ..................................................      2
Rule 144 ................................................................     17
Rule 415 ................................................................      2
SEC .....................................................................      2
Securities Purchase Agreement ...........................................      1
Violations ..............................................................     15
Warrant Shares ..........................................................      1
Warrants ................................................................      1